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                                                                     EXHIBIT 4.1

                                  GENTEK INC.
                    SUBSCRIPTION WARRANT FOR RIGHTS OFFERING
                   FOR HOLDERS OF RECORD ON JANUARY 24, 2000

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                         Subscription Warrant Number

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                                   Rights

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                         Shares Eligible to Subscribe

     GenTek Inc. ('GenTek') is conducting a rights offering (the 'Rights Offering'), which entitles the holders of shares of GenTek's common stock (the 'Common Stock'), as of the close of business on January 24, 2000 (the 'Record Date') to receive 0.20 rights (each, a 'Right') for each share of Common Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Common Stock for each one whole Right (the 'Basic
Subscription Privilege') at a subscription price of $      per share (the
'Subscription Price'). If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege, any holder exercising its Basic Subscription Privilege in full may purchase an additional number of available Shares, if so specified in the subscription documents, subject to proration (the 'Oversubscription Privilege'). No fractional Rights or cash in lieu thereof will be issued or paid. If the number of shares of Common Stock held on the Record Date would result in the receipt of fractional Rights, the number of Rights issued to such holder is being rounded up to the nearest whole number. Set forth above is the number of shares of Common Stock held by the holder of Rights as of the Record Date, and the number of whole shares to which such holder is entitled to subscribe pursuant to the Basic Subscription Privilege (rounded up, if applicable, to the nearest whole share).

     For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated January 25, 2000 (the 'Prospectus'), which is incorporated herein by reference. Copies of the Prospectus are available upon request from ChaseMellon Consulting Services, L.L.C. (toll free 1 (888) 566-9477).

     This Subscription Warrant (or a Notice of Guaranteed Delivery) must be received by ChaseMellon Shareholder Services, L.L.C. together with payment in full of the subscription price by 5:00 p.m. New York City time, on February 14, 2000, unless extended in the sole discretion of the Company (the 'Expiration Date'). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable.

     The Rights represented by this Subscription Warrant may be exercised by duly completing Form 1 and may be transferred only in certain limited circumstances, by duly completing Form 2. If the number of transferred Rights would otherwise allow the purchase of a fractional share, the number of shares which may be purchased must be rounded down to the nearest whole share (or any lesser number of whole shares) that may be purchased with that number of Rights. Rights holders are advised to review the Prospectus and instructions, copies of which are available from ChaseMellon Consulting Services, L.L.C., before exercising their Rights.

     Rights holders should be aware that if they choose to exercise or transfer only part of their Rights, they may not receive a new Subscription Warrant in sufficient time to exercise the Rights evidenced thereby.

                      SUBSCRIPTION PRICE: $      PER SHARE



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                                     FORM 1
                      (ON REVERSE OF SUBSCRIPTION WARRANT)

    EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

    (a) Number of whole shares subscribed for pursuant to the Basic Subscription
Privilege:

       __________________ Rights x $__________________ = $__________________.
           (One Whole Right is required to subscribe for each share.)

    (b) Number of whole shares subscribed for pursuant to the Oversubscription
Privilege:

          __________________ x $__________________ = $__________________.

    (c) Total Subscription (sum of payment amounts on lines (a) and (b)) = $__________________ total payment.*

    METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOXES):

       [ ] Check, bank draft, or U.S. postal money order payable to 'ChaseMellon
           Shareholder Services, L.L.C., as Subscription Agent' or

       [ ] Wire transfer directed to The Chase Manhattan Bank, New York, NY, ABA
           No. 021 000 021, Acct. No. 323-213057 for the benefit of GenTek Inc.,
           Attention: ChaseMellon Shareholder Services, L.L.C., Evelyn O'Connor.

    (d) If the Rights being exercised pursuant to the Basic Subscription Privilege do not constitute all of the Rights represented by the Subscription Warrants (check only one).

       [ ] Deliver to the undersigned a new Subscription Warrant evidencing the remaining Rights to which the undersigned is entitled.

       [ ] Deliver a new Subscription Warrant in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).

       [ ] Do not deliver any new Subscription Warrants to me.

   (e) [ ] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

   Name(s) of Registered Holder(s) ____________________________________________

   Window Ticket Number (if any) ______________________________________________

   Date of Execution of Notice of Guaranteed Delivery _________________________

   Name of Institution Which Guaranteed Delivery ______________________________

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Warrant shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Subscription Warrant (the 'Subscription Excess'), the Rights holder exercising this Subscription Warrant shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber's Signature __________________  Telephone No. (   ) _________________

                                     FORM 2
                      (ON REVERSE OF SUBSCRIPTION WARRANT)

TO TRANSFER YOUR SUBSCRIPTION WARRANT OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE RIGHTS THROUGH YOUR BANK OR BROKER: Rights represented by this Subscription Warrant are hereby assigned to (please print in full name and address and Taxpayer Identification Number or Social Security Number of transferee):

Number of Rights being transferred: ____________________________________________

Name of Transferee and Taxpayer Identification Number or Social Security

Number: ________________________________________________________________________

________________________________________________________________________________

Address: _______________________________________________________________________

With respect to transferees other than banks or brokers the undersigned hereby certifies that the above-named transferee is either (i) an immediate relative of the holder of the Rights transferred hereby (i.e., a spouse, a child or a parent); (ii) an entity wholly owned or controlled by the holder of the Rights transferred hereby; (iii) if the holder of the Rights transferred hereby is a corporation or partnership owned or controlled by one person or entity, the person or entity that owns or controls the holder of such Rights; (iv) if the holder is a trust, a settlor, grantor, trustee or beneficiary of the trust or an entity wholly owned or controlled by such settlor, grantor, trustee or beneficiary; or (v) a transferee receiving Rights pursuant to the operation of law as a result of the death or dissolution of the holder. GenTek or ChaseMellon Shareholder Services, L.L.C. may, at their option, request proper showing of the relationship of the transferee to the transferor(s) and, if not satisfied, have the option of not acknowledging or giving effect to the purported transfer.

Signature(s) of Transferor(s) __________________________________________________

Signatures Guaranteed by: ______________________________________________________

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